                           FORM OF CLASS A CERTIFICATE
                                                                             (1)
REGISTERED                                                      $
                                                                ------------

No. R-                                                    CUSIP No.
      --------------                                               -----------

         Unless this Class A Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to American Express Centurion Bank, American Express Receivables Financing Corporation II or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

                                  SERIES 2000-5

                 CLASS A FLOATING RATE ASSET BACKED CERTIFICATE

                          Expected Final Payment Date:
                      The September 2005 Distribution Date

                  Each $1,000 minimum denomination represents a
                         1/650,000ths undivided interest
                                in Class A of the

           AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST, SERIES 2000-5

Evidencing an undivided interest in certain assets of a trust, the corpus of which consists primarily of an interest in receivables generated from time to time in the ordinary course of business in a portfolio of credit and charge accounts serviced by

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.,

and other assets and interests constituting Trust Assets under the Pooling and Servicing Agreement referred to below.

 (Not an interest in or obligation of American Express Travel Related Services
  Company, Inc., American Express Centurion Bank, American Express Receivables
        Financing Corporation II or any of their respective affiliates)

----------
(1) Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

This certifies that CEDE & CO. (the "Class A Certificateholder") is the registered owner of a fractional undivided interest in certain assets of a trust (the "Trust") created pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996 (as amended and supplemented, the "Agreement"), as supplemented by the Series 2000-5 Supplement dated as of September 15, 2000 (as amended and supplemented, the "Supplement"), among American Express Centurion Bank and American Express Receivables Financing Corporation II, as transferors (together, the "Transferors"), American Express Travel Related Services Company, Inc., as servicer, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). The corpus of the Trust consists of (i) the Transferors' ownership interest in a portfolio of receivables (the "Receivables") existing in credit and charge accounts identified under the Agreement from time to time (the "Accounts"), (ii) all Receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from cardmembers in respect of the Receivables, (iv) all funds which are from time to time on deposit in the Collection Account, the Special Funding Account and any other Series Accounts and (v) all other assets and interests constituting the Trust. The Holder of this Certificate is entitled to the benefits of the subordination of the Class B Certificates and the Collateral Interest to the extent provided in the Supplement. Although a summary of certain provisions of the Agreement and the Supplement is set forth below and in the Summary of Terms and Conditions attached hereto and made a part hereof, this Class A Certificate does not purport to summarize the Agreement and the Supplement and reference is made to the Agreement and the Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement and the Supplement (without schedules) may be requested from the Trustee by writing to the Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement or the Supplement, as applicable.

         This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Supplement, to which Agreement and Supplement, each as amended and supplemented from time to time, the Class A Certificateholder by virtue of the acceptance hereof assents and is bound.

         It is the intent of the Transferors and the Class A Certificateholder that, for federal, state and local income and franchise tax purposes, the Class A Certificates will qualify as indebtedness of the Transferors secured by the Receivables. The Class A Certificateholder, by the acceptance of this Class A Certificate, agrees to treat this Class A Certificate for federal, state and local income and franchise tax purposes as debt of the Transferors.

         In general, payments of principal with respect to the Class A Certificates are limited to the Class A Invested Amount, which may be less than the unpaid principal balance of the Class A Certificates. The Expected Final Payment Date is the September 2005 Distribution Date, but principal with respect to the Class A Certificates may be paid earlier or later under certain circumstances described in the Agreement and the Supplement. If for one or more months during the Controlled Accumulation Period there are not sufficient funds to pay the Controlled Deposit Amount, then to the extent that excess funds are not available on subsequent Distribution Dates with respect to the Controlled Accumulation Period to make up for such shortfalls, the final payment of principal of the Class A Certificates will occur later than the Expected Final Payment Date.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Class A Certificate shall not be entitled to any benefit under the Agreement or the Supplement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Transferors have caused this Class A Certificate to be duly executed.

                          AMERICAN EXPRESS CENTURION BANK


                          By:
                                 ----------------------------------------------
                                 Name:
                                 Title:



                          AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II


                          By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

Dated: September 15, 2000

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the American Express Credit Account Master Trust Series 2000-5 Class A Certificates described in the within-mentioned Agreement and Supplement.

                                THE BANK OF NEW YORK,
                                as Trustee,

                                By:
                                       -----------------------------------------
                                       Authorized Officer


                                       or

                                By:
                                       -----------------------------------------
                                       as Authenticating Agent
                                       for the Trustee,


                                By:
                                       -----------------------------------------
                                       Authorized Officer

                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

                                  SERIES 2000-5

                 CLASS A FLOATING RATE ASSET BACKED CERTIFICATE

                         Summary of Terms and Conditions

         The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and amounts advanced to cardmembers as cash advances and Finance Charge Receivables. This Class A Certificate is one of a Series of Certificates entitled American Express Credit Account Master Trust, Series 2000-5 (the "Series 2000-5 Certificates"), and one of a class thereof entitled Class A Series 2000-5 Floating Rate Asset Backed Certificates, (the "Class A Certificates"), each of which represents a fractional, undivided interest in certain assets of the Trust. The assets of the Trust are allocated in part to the investor certificateholders of all outstanding Series (the "Certificateholders' Interest") with the remainder allocated to the Holders of the Transferor Certificates. The aggregate interest represented by the Class A Certificates at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Class A Invested Amount at such time. The Class A Initial Invested Amount is $650,000,000. The Class A Invested Amount on any date will be an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class A Certificateholder on or prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over Class A Investor Charge-Offs reimbursed pursuant to subsection 4.07(b) of the Supplement prior to such date.

         Subject to the terms and conditions of the Agreement, the Transferors may, from time to time, direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional, undivided interests in certain of the Trust Assets.

         On each Distribution Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the last day of the preceding calendar month (each a "Record Date") such Class A Certificateholder's pro rata share of such amounts (including amounts on deposit in the Collection Account and Principal Funding Account) as are payable to the Class A Certificateholder pursuant to the Agreement and the Supplement. Distributions with respect to this Class A Certificate will be made by the Paying Agent by check mailed to the address of the Class A Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation thereon (except for the final distribution in respect of this Class A Certificate) except that with respect to Class A Certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, distributions will be made in the form of immediately available funds. Final payment of this Class A Certificate will be made only upon presentation and surrender of this Class A Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Series 2000-5 Certificateholders in accordance with the Agreement and the Supplement.

         On any day occurring on or after the day on which the Invested Amount is reduced to 5% or less of the Initial Invested Amount, the Transferors have the option to repurchase the Series 2000-5 Certificateholders' Interest in the Trust. The repurchase price will be equal to (a) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (b) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day. Following the deposit of the Reassignment Amount in the Collection Account, Series 2000-5 Certificateholders will not have any interest in the Receivables and the Series 2000-5 Certificates will represent only the right to receive such Reassignment Amount.

         This Class A Certificate does not represent an obligation of, or an interest in, the Transferors or the Servicer or any affiliate of any of them and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This Class A Certificate is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth hereinabove and in the Agreement and the Supplement.

         The Class A Certificates are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class A Certificate shall be registered in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Trustee or the Transfer Agent and Registrar, duly executed by the Class A Certificateholder or such Class A Certificateholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Certificates of authorized denominations and for the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

         As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates evidencing like aggregate fractional, undivided interests as requested by the Class A Certificateholder surrendering such Class A Certificates. No service charge may be imposed for any such exchange but the Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Servicer, the Trustee, the Paying Agent and the Transfer Agent and Registrar and any agent of any of them, may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

         THIS CLASS A CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                   ASSIGNMENT

Social Security or other identifying number of assignee_________________________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________________________
               (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints __________________________ , attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ______________                                 _______________________(2)


                                                      Signature Guaranteed:


                                                      _______________________




----------
(2) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.

                                    FORM OF CLASS B CERTIFICATE

THIS CLASS B CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF PERSONS INVESTING ASSETS OF A BENEFIT PLAN (AS DEFINED BELOW) OR AN INDIVIDUAL RETIREMENT ACCOUNT OTHER THAN BY INSURANCE COMPANIES INVESTING ASSETS SOLELY OF THEIR GENERAL ACCOUNTS.

REGISTERED                                             $                     (3)
                                                        ----------------------

No. R-                                              CUSIP No.
      --------------                                         -------------------

         Unless this Class B Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to American Express Centurion Bank, American Express Receivables Financing Corporation II or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

                                  SERIES 2000-5

                 CLASS B FLOATING RATE ASSET BACKED CERTIFICATE

                          Expected Final Payment Date:
                      The September 2005 Distribution Date

                  Each $1,000 minimum denomination represents a
                          1/63,030th undivided interest
                                in Class B of the

           AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST, SERIES 2000-5

Evidencing an undivided interest in certain assets of a trust, the corpus of which consists primarily of an interest in receivables generated from time to time in the ordinary course of business in a portfolio of credit and charge accounts serviced by

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.,

and other assets and interests constituting Trust Assets under the Pooling and Servicing Agreement referred to below.

 (Not an interest in or obligation of American Express Travel Related Services
  Company, Inc., American Express Centurion Bank, American Express Receivables
        Financing Corporation II or any of their respective affiliates)



----------
(3) Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

This certifies that CEDE & CO. (the "Class B Certificateholder") is the registered owner of a fractional, undivided interest in certain assets of a trust (the "Trust") created pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996 (as amended and supplemented, the "Agreement"), as supplemented by the Series 2000-5 Supplement dated as of September 15, 2000 (as amended and supplemented, the "Supplement"), among American Express Centurion Bank and American Express Receivables Financing Corporation II, as transferors (together, the "Transferors"), American Express Travel Related Services Company, Inc., as servicer, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). The corpus of the Trust consists of (i) the Transferors' ownership interest in a portfolio of receivables (the "Receivables") existing in credit and charge accounts identified under the Agreement from time to time (the "Accounts"), (ii) all Receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from cardmembers in respect of the Receivables, (iv) all funds which are from time to time on deposit in the Collection Account, the Special Funding Account, and any other Series Accounts and (v) all other assets and interests constituting the Trust. Although a summary of certain provisions of the Agreement and the Supplement is set forth below and in the Summary of Terms and Conditions attached hereto and made a part hereof, this Class B Certificate does not purport to summarize the Agreement and the Supplement and reference is made to the Agreement and the Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement and the Supplement (without schedules) may be requested from the Trustee by writing to the Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement or the Supplement, as applicable.

         This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Supplement, to which Agreement and Supplement, each as amended and supplemented from time to time, the Class B Certificateholder by virtue of the acceptance hereof assents and is bound.

         No Class B Certificate may be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"), unless (i) such acquirer or holder is an insurance company, (ii) the source of funds used to acquire or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied. By acquiring any interest in this Class B Certificate, each applicable Certificate Owner shall be deemed to have represented and warranted either (i) that it is not a Benefit Plan and is not acting for the account of any Benefit Plan or (ii) that
(1) it is an insurance company, (2) the source of funds used to acquire or hold an interest in such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         THIS CLASS B CERTIFICATE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A CERTIFICATES TO THE EXTENT SPECIFIED IN THE SUPPLEMENT.

         It is the intent of the Transferors and the Class B Certificateholder that, for federal, state and local income and franchise tax purposes, the Class B Certificates will qualify as indebtedness of the Transferors secured by the Receivables. The Class B Certificateholder, by the acceptance of this Class B Certificate, agrees to treat this Class B Certificate for federal, state and local income and franchise tax purposes as debt of the Transferors.

         In general, payments of principal with respect to the Class B Certificates are limited to the Class B Invested Amount, which may be less than the unpaid principal balance of the Class B Certificates. The Expected Final Payment Date is the September 2005 Distribution Date, but principal with respect to the Class B Certificates may be paid earlier or later under certain circumstances described in the Agreement and the Supplement. If for one or more months during the Controlled Accumulation Period there are not sufficient funds to pay the Controlled Deposit Amount, then to the extent that excess funds are not available on subsequent Distribution Dates with respect to the Controlled Accumulation Period to make up for such shortfalls, the final payment of principal of the Class B Certificates will occur later than the Expected Final Payment Date.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Class B Certificate shall not be entitled to any benefit under the Agreement or the Supplement or be valid for any purpose.

         IN WITNESS WHEREOF, the Transferors have caused this Class B Certificate to be duly executed.

                             AMERICAN EXPRESS CENTURION BANK


                             By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                             AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION


                             By:
                                    --------------------------------------------
                                    Name:
                                    Title:
Dated: September 15, 2000

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the American Express Credit Account Master Trust Series 2000-5 Class B Certificates described in the within mentioned Agreement and Supplement.

                                                     THE BANK OF NEW YORK,
                                                     as Trustee

                                                     By:
                                                            --------------------
                                                            Authorized Signatory

                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

                                  SERIES 2000-5

                 CLASS B FLOATING RATE ASSET BACKED CERTIFICATE

                         Summary of Terms and Conditions

         The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and amounts advanced to cardmembers as cash advances and Finance Charge Receivables. This Class B Certificate is one of a Series of Certificates entitled American Express Credit Account Master Trust, Series 2000-5 (the "Series 2000-5 Certificates"), and one of a class thereof entitled Class B Series 2000-5 Floating Rate Asset Backed Certificates, (the "Class B Certificates"), each of which represents a fractional, undivided interest in certain assets of the Trust. The assets of the Trust are allocated in part to the investor certificateholders of all outstanding Series (the "Certificateholders' Interest") with the remainder allocated to the Holders of the Transferor Certificates. The aggregate interest represented by the Class B Certificates at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Class B Invested Amount at such time. The Class B Initial Invested Amount is $63,030,000. The Class B Invested Amount on any date will be an amount equal to (a) the Class B Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class B Certificateholder on or prior to such date, minus (c) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over Class B Investor Charge-Offs reimbursed, minus (d) the amount of Reallocated Principal Collections allocated on all prior Distribution Dates pursuant to subsection 4.08(a) of the Supplement (excluding any Reallocated Principal Collections that have resulted in a reduction in the Collateral Invested Amount pursuant to
Section 4.08), minus (e) an amount equal to the amount by which the Class B Invested Amount has been reduced to cover the Class A Investor Default Amount on all prior Distribution Dates, and plus (f) the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2000-5 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Invested Amount may not be reduced below zero.

         Subject to the terms and conditions of the Agreement, the Transferors may, from time to time, direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional, undivided interests in certain of the Trust Assets.

         On each Distribution Date, the Paying Agent shall distribute to each Class B Certificateholder of record on the last day of the preceding calendar month (each a "Record Date") such Class B Certificateholder's pro rata share of such amounts (including amounts on deposit in the Collection Account and Principal Funding Account) as are payable to the Class B Certificateholder pursuant to the Agreement and the Supplement. Distributions with respect to this Class B Certificate will be made by the Paying Agent by check mailed to the address of the Class B Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation thereon (except for the final distribution in respect of this Class B Certificate) except that with respect to Class B Certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, distributions will be made in the form of immediately available funds. Final payment of this Class B Certificate will be made only upon presentation and surrender of this Class B Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Series 2000-5 Certificateholders in accordance with the Agreement and the Supplement.

         On any day occurring on or after the day on which the Invested Amount is reduced to 5% or less of the Initial Invested Amount, the Transferors have the option to repurchase the Series 2000-5 Certificateholders' Interest in the Trust. The repurchase price will be equal to (a) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (b) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date next following such day. Following the deposit of the Reassignment Amount in the Collection Account, Series 2000-5 Certificateholders will not have any interest in the Receivables and the Series 2000-5 Certificates will represent only the right to receive such Reassignment Amount.

         This Class B Certificate does not represent an obligation of, or an interest in, the Transferors or the Servicer or any affiliate of any of them and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This Class B Certificate is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth hereinabove and in the Agreement and the Supplement.

         The Class B Certificates are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class B Certificate shall be registered in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Trustee or the Transfer Agent and Registrar, duly executed by the Class B Certificateholder or such Class B Certificateholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class B Certificates of authorized denominations and for the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

         As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates evidencing like aggregate fractional undivided interests as requested by the Class B Certificateholder surrendering such Class B Certificates. No service charge may be imposed for any such exchange but the Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  The Servicer, the Trustee, the Paying Agent and the Transfer Agent and Registrar and any agent of any of them, may treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

         THIS CLASS B CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                   ASSIGNMENT

Social Security or other identifying number of assignee _______________________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________
     (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ______________                                   _____________________(4)

                                                        Signature Guaranteed:
________________________

----------

(4) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.